UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2015

Cardica, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51772 (Commission File Number)	94-3287832 (IRS Employer Identification No.)

900 Saginaw Drive, Redwood City, CA (Address of Principal Executive Offices)	94063 (Zip Code)

Registrant’s telephone number, including area code: (650) 364-9975

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2015, Cardica, Inc. and Dr. Bernard Hausen, the chief executive officer, president and a director of Cardica, entered into an agreement setting forth the terms of Dr. Hausen’s pending separation from Cardica. Pursuant to the terms of the agreement, Dr. Hausen will remain an employee of Cardica until December 31, 2015, at which time he has agreed to resign all positions he holds with Cardica, including as a member of the Cardica Board of Directors. Until that time, Dr. Hausen will continue to perform the duties assigned to him by the Board of Directors, and his compensation during this transition period will remain the same. In addition, provided that Dr. Hausen signs a liability release in favor of Cardica, Dr. Hausen will receive, as severance benefits following the termination of his employment with Cardica, twelve months base salary, reimbursement of up to 18 months of COBRA premiums for his health care, and accelerated vesting of all of his equity awards.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardica, Inc.
(Registrant)

Date: September 21, 2015	/s/ Robert Y. Newell
Robert Y. Newell, Chief Financial Officer OffOfficer